SHARE EXCHANGE AGREEMENT

         THIS SHARE EXCHANGE AGREEMENT (the "Agreement") dated this 17th day of June, 2005, by and among HEALTH EXPRESS USA, INC., a Florida corporation ("Health Express"), CSI BUSINESS FINANCE, INC., a Texas corporation (the "Company"), and the individuals listed on Exhibit A attached hereto (individually, a "Shareholder" and collectively, the "Shareholders").


                                    RECITALS:

         A. The Shareholders own all of the outstanding capital stock of the Company. The authorized capital stock of the Company consists of Nine Thousand (9,000) shares of common stock, par value $0.01 per share, One Thousand (1,000) of which are issued and outstanding (the "Company Common Stock"). The Company has also authorized Five Hundred (500) shares of Series A Preferred Stock, par value $0.01 per share (the "Company Preferred Stock"), of which Two Hundred
(200) shares of the Company Preferred Stock are issued and outstanding.

         B. The Shareholders desire to transfer and exchange the Company Common Stock for shares of preferred stock of Health Express so that effectively after the conversion of the preferred stock, shares of common stock issued upon conversion of the preferred stock shall equal Ninety-Seven and One Half percent (97.5%) of the issued and outstanding shares of common stock of Health Express, on the terms and conditions set forth herein and Health Express desires to consummate such transfer and exchange pursuant to the terms and conditions set forth herein.


                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the mutual premises herein set forth and certain other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. THE SHARE EXCHANGE AND RELATED TRANSACTIONS.

                  1.1. Share Exchange. In accordance with the provisions of this Agreement, Florida Statutes and other applicable law, on the Closing Date (as defined below), the Shareholders shall exchange with, and deliver to Health Express, the Company Common Stock, and in exchange therefore, Health Express shall issue, and deliver to the Shareholders in the denominations set forth opposite each Shareholder's name on Exhibit A attached hereto, One Hundred Thousand (100,000) shares of Series A Convertible Preferred Stock of Health Express (the "Health Express Series A Preferred Stock") so that effectively after the conversion of the preferred stock, the common stock issued upon conversion shall equal Ninety-Seven and One Half percent (97.5%) of the issued and outstanding common stock of Health Express (the exchange transaction is referred to herein as the "Share Exchange"). The total number of Health Express Series A Preferred Shares to be issued to the Shareholders shall be equal to One Hundred Thousand (100,000) shares of preferred stock as set forth on Exhibit A. The shares of preferred stock shall be designated Series A Convertible Preferred Stock, and shall have the rights of preferences as set forth in Exhibit B hereto.

                  1.2. Closing. The parties to this Agreement shall file Articles of Share Exchange (as defined below) pursuant to section 607.1105 of the Florida Statutes, cause the Share Exchange to become effective as of date first written above and consummate the other transactions contemplated by this Agreement (the "Closing") no later than July 29, 2005; provided, in no event shall the Closing occur prior to the satisfaction of the conditions precedent set forth in Sections 6, 7 and 8 hereof. The date of the Closing is referred to herein as the "Closing Date." The Closing shall take place at the offices of counsel to Health Express, or at such other place as may be mutually agreed upon by Health Express and the Shareholders. At the Closing, (i) the Shareholders shall deliver to Health Express the original stock certificates representing the Company Common Stock, together with stock powers duly executed in blank; and
(ii) Health Express shall deliver to the Shareholders stock certificates representing the Exchange Consideration.

                  1.3. Plan of Exchange; Articles of Share Exchange. The parties to this Agreement shall cause the Company and Health Express to enter into a Plan of Exchange on the date hereof, a copy of which is attached hereto as Exhibit "C" (the "Plan of Exchange"), and, at the Closing, to execute the Articles of Share Exchange in the form attached hereof as Exhibit "D" (the "Articles of Exchange"). The Articles of Exchange shall be filed with the Secretary of State of Florida on the Closing Date.

                  1.4. Approval of Share Exchange. By his execution of this Agreement, each Shareholder hereby ratifies, approves and adopts the Plan of Exchange for all purposes. On or before the execution of this Agreement, the respective Boards of Directors of Health Express and the Company shall have approved this Agreement, the Plan of Exchange and the transactions contemplated hereby and thereby. The parties acknowledge that approval by the shareholders of Health Express is required prior to the Closing Date, and a Schedule 14C Information Statement shall be required to be mailed to all shareholders of record of Health Express. All parties to this Agreement agree to vote in favor of the Share Exchange to the extent such party is a holder of shares of Common Stock of Health Express (the "Health Express Common Stock") on the record date.

                  1.5. Increase of Authorized Shares. The parties to this Agreement acknowledge that as of the date hereof, Health Express has no unissued shares of Common Stock and that a Schedule 14C Information Statement proposing that the authorized shares of Common Stock be increased to Five Billion (5,000,000,000) shall be mailed to all shareholders of record of Health Express. Without such increase in the authorized Health Express Common Stock, the parties hereby acknowledge that there will not be sufficient Health Express Common Stock for the Health Express Series A Preferred Stock to be converted into shares of Health Express Common Stock.

2. ADDITIONAL AGREEMENTS.

                  2.1. Access and Inspection, Etc. Each party to this Agreement has allowed and shall allow the other party and its authorized representatives full access during normal business hours from and after the date hereof and prior to the Closing Date to all of its properties, books, contracts, commitments and records for the purpose of making such investigations as the


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

other party may reasonably request in connection with the transactions contemplated hereby, and shall cause the other party to furnish such information concerning its affairs as reasonably requested. Each party to this Agreement has caused and shall cause its personnel to assist the other party in making such investigation and shall use his best efforts to cause its counsel, accountants, and other non-employee representatives to be reasonably available to the other party for such purposes.

                  2.2. Confidential Treatment of Information. From and after the date hereof, the parties hereto shall and shall cause their representatives to hold in confidence all data and information obtained with respect to the other parties or their business, except such data or information as is published or is a matter of public record, or as compelled by legal process. In the event this Agreement is terminated pursuant to Section 10 hereof, each party shall promptly return to the other(s) any statements, documents, schedules, exhibits or other written information obtained from them in connection with this Agreement, and shall not retain any copies thereof.

                  2.3. Public Announcements. After the date hereof and prior to the Closing, none of the parties hereto shall make any press release, statement to employees or other disclosure of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties, except as may be required by law. Neither the Company nor the Shareholders shall make any such disclosure unless Health Express shall have received prior notice of the contemplated disclosure and has had adequate time and opportunity to comment on such disclosure, which shall be satisfactory in form and content to Health Express and its counsel.

                  2.4. Securities Law Compliance. The issuance of the Health Express Shares to the Shareholders hereunder shall not be registered under the Securities Act of 1933, as amended, by reason of the exemption provided by
Section 4(2) thereof, and such shares may not be further transferred unless such transfer is registered under applicable securities laws or, in the opinion of Health Express's counsel, such transfer complies with an exemption from such registration. All certificates evidencing the Health Express Shares to be issued to the Shareholders shall be legended to reflect the foregoing restriction.

                  2.5. Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use its best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within its power to cause to be fulfilled those conditions precedent to its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon its actions.

                  2.6. Further Assurances. The parties shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, the provisions of this Agreement, including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Company Common Stock and to consummate the transactions contemplated by this Agreement.


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

      2.7. Certain Tax Matters.

            (a) Cooperation on Tax Matters.

                  (i) Health Express, the Company and the Shareholders shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section 2.7 and any audit, litigation or other proceeding with respect to taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and the Shareholders agree (A) to retain all books and records with respect to tax matters pertinent to the Company relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Health Express or any Shareholder, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the Company or any Shareholder, as the case may be, shall allow the other party to take possession of such books and records.

                  (ii) Health Express and the Shareholders further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

      2.8. Release of Claims By Each Shareholder. Effective as of the Closing Date, and except for any obligations arising out of this Agreement, each Shareholder, and his successors, predecessors, assigns, agents, advisors, legal representatives, partners and all persons acting by, through or under him, hereby release the Company and each of their successors, predecessors, assigns, agents, advisors, officers, directors, employees, legal representatives, partners and all persons acting by, through or under each of them, from any and all claims, obligations, causes of action, actions, suits, contracts, controversies, agreements, promises, damages, demands, costs, attorneys' fees and liabilities of any nature whatsoever from the beginning of time up to and including the Closing Date, in law or at equity, whether known now or on the Closing Date, anticipated or unanticipated, suspected or claimed, fixed or contingent, liquidated or unliquidated, arising out of, in connection with or relating to any matter, cause or thing whatsoever.

      2.9. No-Shop. From the date hereof until the termination of this Agreement, neither the Company nor any Shareholder shall, directly or indirectly, make, solicit, initiate or encourage submission of proposals or offers from any persons (including any of their employees or officers) relating to an Acquisition Proposal (as defined below). As used herein, "Acquisition Proposal" means any proposal or offer involving a liquidation, dissolution, recapitalization, merger, consolidation or acquisition or purchase of all or substantially all of the assets of, or equity interest in, the Company or other similar transaction or business combination involving the Company. Each of the Company and each Shareholder shall immediately cease and cause to be terminated all discussions or negotiations with third parties with respect to any Acquisition Proposal, if any, exiting on the date hereof.

3. REPRESENTATIONS, COVENANTS AND WARRANTIES OF THE SHAREHOLDERS.

      To induce Health Express to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and the Shareholders jointly and severally represent and warrant to and covenant with Health Express as follows:

            3.1. Organization; Compliance. The Company is a corporation duly organized, validly existing and in good standing under the laws of Texas. The Company is: (a) entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and (b) duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where the failure to do so would not result in a material adverse effect on the Company. Schedule 3.1 lists all locations where the Company has an office or place of business and the nature of the ownership interest in such property (fee, lease, or other).

            3.2. Capitalization and Related Matters.

                  (a) The Company has an authorized capital consisting of Nine Thousand (9,000) shares of Common Stock, par value $0.01 per share, of which One Thousand shares (1,000) shares of Common Stock are issued and outstanding as of the date hereof. The Company has authorized Five Hundred (500) shares of Series A Preferred Stock, par value $0.01 per share, of which Two Hundred (200) shares of Company Preferred Stock are issued and outstanding. All shares of Company Common Stock are duly and validly issued, fully paid and nonassessable. No shares of Company Common Stock (i) were issued in violation of the preemptive rights of any shareholder, or (ii) are held as treasury stock.

                  (b) There are no outstanding securities convertible into capital stock of the Company nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, such capital stock or securities convertible into such capital stock. The Company: (i) is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its capital stock; or (ii) has no liability for dividends or other distributions declared or accrued, but unpaid, with respect to any capital stock.

                  (c) The Shareholders are, and will be at Closing, the record and beneficial owners of One Thousand (1,000) shares of Company Common Stock and Two Hundred (200) shares of Company Preferred Stock, free and clear of all claims, liens, options, agreements, restrictions, and encumbrances whatsoever and no Shareholder is a party to any agreement, understanding or arrangement, direct or indirect, relating to the Company Common Stock, including, without limitation, agreements, understandings or arrangements regarding voting or sale of such stock.


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

                  (d) As of Closing, the Company shall have at least One Hundred Thousand Dollars ($100,000) available in currency and/or net equity.

            3.3. Subsidiaries. The Company owns (a) no shares of capital stock of any other corporation, including any joint stock company, and (b) no other proprietary interest in any company, partnership, trust or other entity, including any limited liability company.

            3.4. Execution; No Inconsistent Agreements; Etc.

                  (a) This Agreement is a valid and binding agreement of the Company and the Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies. The Company and the Shareholders have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the documents to be delivered by them in connection with the Closing and to perform their obligations under this Agreement.

                  (b) The execution and delivery of this Agreement by the Company and the Shareholders does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of the Company, or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any note, bond, mortgage, lease, indenture, agreement or obligation to which the Company or any Shareholder is a party, pursuant to which the Company or any Shareholder otherwise receives benefits, or to which any of the properties of the Company or any Shareholder is subject, or violate any judgment, order, decree, statute or regulation applicable to the Company or any Shareholder or by which any of them may be subject.

            3.5. Corporate Records. The statutory records, including the stock register and minute books of the Company, fully reflect all issuances, transfers and redemptions of its capital stock, currently show and will correctly show the total number of shares of its capital stock issued and outstanding on the date hereof and on the Closing Date, the charter or other organizational documents and all amendments thereto, the bylaws as amended and currently in force. To the knowledge of the Shareholders, the books of account, minute books, stock record, books, and other records of the Company, all of which have been made available to Health Express, are complete and correct and have been maintained in accordance with sound business practices. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the Shareholders, the Board of Directors, and committees of the Boards of Directors of the Company, and no meeting of any such Shareholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

            3.6. Financial Statements.

                  (a) The Company and the Shareholders have delivered to Health Express the audited balance sheet of the Company as of December 31, 2004 (the


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

balance sheet as of December 31, 2004 is hereinafter referred to as the "Balance Sheet") and the related statements of income, shareholders' equity and cash flows of the Company for the fiscal year ended December 31, 2004 and the independent auditors' report thereon. In addition, the Company and the Shareholders have delivered to Health Express the balance sheet of the Company as of March 31, 2005, and the related statements of income, shareholders' equity and cash flows of the Company for the month ended March 31, 2005. The Company represents that the March 31, 2005 financial statements have been reviewed by the Company's independent certified public accountants. All the foregoing financial statements, and any financial statements delivered pursuant to Section 3.6(c) below, are referred to herein collectively as the "Company Financial Statements."

                  (b) The Company Financial Statements have been and will be prepared in accordance with applicable GAAP throughout the periods involved, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet), applied on a consistent basis, and fairly reflect and will reflect in all material respects the financial condition of the Company as at the dates thereof and the results of the operations of the Company for the periods then ended, and are true and complete and are consistent with the books and records of the Company.

                  (c) Until Closing, the Company will furnish to Health Express unaudited interim financial statements of the Company for each quarter subsequent to March 31, 2005 as soon as practicable but in any event within thirty (30) days after the close of any such month.

            3.7. Liabilities. The Company has no debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except: (a) those reflected on the Balance Sheet, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since March 31, 2005, none of which have had or will have a material adverse effect on the financial condition of the Company.

            3.8. Absence of Changes. Except as disclosed on Schedule 3.8, from March 31, 2005 to the date of this Agreement:

                  (a) there has not been any adverse change in the business, assets, liabilities, results of operations or financial condition of the Company or in its relationships with suppliers, customers, employees, lessors or others, other than changes in the ordinary course of business, none of which, singularly or in the aggregate, have had or will have a material adverse effect on the business, properties or financial condition of the Company;

                  (b) there has not been any: (i) change in the Company's authorized or issued capital stock, retirement, or other acquisition by the Company of any shares of any such capital stock; (ii) a declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock; (iii) amendment to the Articles of Incorporation or Bylaws of the Company; (iv) increase by the Company of any bonuses, salaries, or other compensation to any shareholder, director, officer, or (except in the ordinary course of business) employee or entry into any employment, severance, or similar agreement with any director, officer, or employee; (v) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company; (vi) sale (other than sales of inventory in the ordinary course of business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company;
(vii) cancellation or waiver of any claims or rights with a value to the Company in excess of $5,000; (viii) material change in the accounting methods used by the Company; or (ix) agreement, whether oral or written, by the Company to do any of the foregoing; and

                  (c) the Company has complied with the covenants and restrictions set forth in Section 5 to the same extent as if this Agreement had been executed on, and had been in effect since March 31, 2005.

            3.9. Title to Properties. The Company has good and marketable title to all of its properties and assets, real and personal, including, but not limited to, those reflected in the Balance Sheet (except as since sold or otherwise disposed of in the ordinary course of business, or as expressly provided for in this Agreement), free and clear of all encumbrances, liens or charges of any kind or character except: (a) those securing liabilities of the Company incurred in the ordinary course (with respect to which no default exists); (b) liens of 2004 or 2005 real estate and personal property taxes; and
(c) imperfections of title and encumbrances, if any, which, in the aggregate (i) are not substantial in amount; (ii) do not detract from the value of the property subject thereto or impair the operations of the Company; and (iii) do not have a material adverse effect on the business, properties or assets of the Company.

            3.10. Compliance With Law. The business and activities of the Company has at all times been conducted in accordance with its Articles of Incorporation and Bylaws and any applicable law, regulation, ordinance, order, License (as defined below), permit, rule, injunction or other restriction or ruling of any court or administrative or governmental agency, ministry, or body, except where the failure to do so would not result in a material adverse effect on the Company.

            3.11. Taxes. The Company has duly filed all federal, provincial, and material local and foreign tax returns and reports, and all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed on it or on its income, properties, sales, franchises, operations or employee benefit plans or trusts, all such returns were complete and accurate when filed, and all taxes and assessments payable by the Company have been paid to the extent that such taxes have become due. All taxes accrued or payable by the Company for all periods through December 31, 2004 have been accrued or paid in full, whether or not due and payable and whether or not disputed. The Company has withheld proper and accurate amounts from its employees for all periods in full compliance with the tax withholding provisions of applicable foreign, federal, state and local tax laws. There are no waivers or agreements by the Company for the extension of time for the assessment of any taxes. There are no examinations of the income tax returns of the Company pending, or any proposed deficiencies or assessments against the Company of additional taxes of any kind.


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

                  3.12. Real Properties. The Company does not have an interest in any real property, except for the Leases (as defined below).

                  3.13. Leases of Real Property. All leases pursuant to which the Company is a lessee of any real property (the "Leases") are listed in
Schedule 3.13 and are valid and enforceable in accordance with their terms. There is not under any of such Leases any material default or any claimed material default by the Company or any event of default or event which with notice or lapse of time, or both, would constitute a material default by the Company and in respect to which the Company has not taken adequate steps to prevent a default on its part from occurring. The copies of the Leases heretofore furnished to Health Express are true, correct and complete, and such Leases have not been modified in any respect since the date they were so furnished, and are in full force and effect in accordance with their terms. The Company is lawfully in possession of all real properties of which they are a lessee (the "Leased Properties").

                  3.14. Contingencies. Except as disclosed on Schedule 3.14, there are no actions, suits, claims or proceedings pending, or to the knowledge of the Shareholders threatened against, by or affecting, the Company in any court or before any arbitrator or governmental agency that may have a material adverse effect on the Company or which could materially and adversely affect the right or ability of any Shareholder to consummate the transactions contemplated hereby. To the knowledge of the Shareholders, there is no valid basis upon which any such action, suit, claim, or proceeding may be commenced or asserted against the Company. There are no unsatisfied judgments against the Company and no consent decrees or similar agreements to which the Company is subject and which could have a material adverse effect on the Company.

                  3.15. Intellectual Property Rights. The Company has: (a) the exclusive right to use the name(s) identified on Schedule 3.15 and the use of such name(s) does not conflict with or infringe upon the rights of any other person, and (b) made all material filings and publications required to register and perfect such exclusive right. The Company is not, and will not be, subject to any liability, direct or indirect, for infringement damages, royalties, or otherwise, by reason of (a) the use of any name(s) in or outside the United States or Canada or (b) the business operations of the Company, at any time prior to the Closing Date. The Company has good and marketable title to its trade secrets, free and clear of all encumbrances, liens, or charges of any kind or character.

                  3.16. Possession of Franchises, Licenses, Etc. The Company:
(a) possess all material franchises, certificates, licenses, permits and other authorizations (collectively, the "Licenses") from governmental authorities, political subdivisions or regulatory authorities that are necessary for the ownership, maintenance and operation of its business in the manner presently conducted; (b) are not in violation of any provisions thereof; and (c) have maintained and amended, as necessary, all Licenses and duly completed all filings and notifications in connection therewith. Schedule 3.16 sets forth a list of all of the Company's Licenses.

                  3.17. Agreements and Transactions with Related Parties. Except as disclosed on Schedule 3.17, and except as disclosed in the Company Financial Statements, the Company is not a party to any contract, agreement, lease or transaction with, or any other commitment to, (a) any Shareholder, (b) any person related by blood, adoption or marriage to any Shareholder, (c) any director or officer of the Company, (d) any corporation or other entity in which


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

any of the foregoing parties has, directly or indirectly, at least five percent (5.0%) beneficial interest in the capital stock or other type of equity interest in such corporation or other entity, or (e) any partnership in which any such party is a general partner or a limited partner having a five percent (5%) or more interest therein (any or all of the foregoing being herein referred to as a "Related Party" and, collectively, as the "Related Parties"). Without limiting the generality of the foregoing, except as set forth in Schedule 3.17, and except as disclosed in the Company Financial Statements no Related Party, directly or indirectly, owns or controls any assets or properties which are used in the business of the Company.

            3.18. Litigation. Except as disclosed on Schedule 3.18, there is no suit, action or proceeding pending, and no person has overtly-threatened in a writing delivered to the Company or the Shareholders to commence any suit, action or proceeding, against or affecting the Company, nor is there any judgment, decree, injunction, or order of any governmental entity or arbitrator outstanding against, or, to the knowledge of the Company, pending investigation by any governmental entity involving, the Company or any Shareholders.

            3.19. Full Disclosure. No representation or warranty of the Shareholders contained in this Agreement, and none of the statements or information concerning the Company contained in this Agreement and the Schedules, contains or will contain as of the date hereof and as of the Closing Date any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4. REPRESENTATIONS AND WARRANTIES OF HEALTH EXPRESS.

      To induce the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Health Express represents and warrants to and covenants with the Shareholders as follows:

            4.1. Organization. Health Express is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. Health Express and each of its subsidiaries is entitled to own or lease its properties and to carry on its business as and in the places where such business is now conducted, and Health Express and each of its subsidiaries is duly licensed and qualified in all jurisdictions where the character of the property owned by it or the nature of the business transacted by it makes such license or qualification necessary, except where such failure would not result in a material adverse effect on Health Express or its subsidiaries.

            4.2. Capitalization and Related Matters.

                  (a) Health Express has an authorized capital stock consisting of Fifty Million (50,000,000) shares of common stock, par value $0.001 per share, of which Thirty Seven Million Seven Hundred Seventy Five Thousand Five Hundred Fifty Four (37,775,554) shares are issued and outstanding. Additionally, Health Express has authorized the issuance of Ten Million (10,000,000) shares of


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

preferred stock, $0.01 per share, of which no shares are currently issued and outstanding. The Health Express Preferred Shares will be, when issued, duly and validly authorized and fully paid and non-assessable, and will be issued to the Shareholder free of all encumbrances, claims and liens whatsoever.

                  (b) Except as disclosed in documents filed by Health Express with the Securities and Exchange Commission (the "SEC Documents"), and except for employee stock options to purchase shares of the Health Express's Common Stock, Health Express does not have outstanding any securities convertible into capital stock, nor any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or securities convertible into its capital stock.

            4.3. Execution; No Inconsistent Agreements; Etc.

                  (a) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized and approved by Health Express and this Agreement is a valid and binding agreement of Health Express enforceable against Health Express in accordance with its terms, except as such enforcement may be limited by bankruptcy or similar laws affecting the enforcement of creditors' rights generally, and the availability of equitable remedies.

                  (b) The execution and delivery of this Agreement by Health Express does not, and the consummation of the transactions contemplated hereby will not, constitute a breach or violation of the charter or bylaws of Health Express or a default under any of the terms, conditions or provisions of (or an act or omission that would give rise to any right of termination, cancellation or acceleration under) any material note, bond, mortgage, lease, indenture, agreement or obligation to which Health Express or any of its subsidiaries is a party, pursuant to which any of them otherwise receive benefits, or by which any of their properties may be bound.

            4.4. Financial Statements. Health Express has delivered to the Company the consolidated audited balance sheets of Health Express as of December 26, 2004, the consolidated audited statement of income for the fiscal year ended December 26, 2004, and the consolidated unaudited balance sheet as of March 27, 2005, collectively, the "Health Express Financial Statements"). The Health Express Financial Statements have been prepared in accordance with GAAP, applied on a consistent basis (except that the unaudited statements do not contain all the disclosures required by GAAP), and fairly reflect in all material respects the consolidated financial condition of Health Express and its subsidiaries as at the dates thereof and the consolidated results of Health Express's operations for the periods then ended. As of December 26, 2004, Health Express had no operations. Since March 27, 2005, or as disclosed in the SEC Documents or press releases issued by Health Express, there has been no material adverse change in the assets or liabilities, in the business or condition, financial or otherwise, of Health Express, or in its results of operations.

            4.5. Liabilities. Except as disclosed in the SEC Documents or press releases issued by Health Express or Schedule 4.5, Health Express nor any of its subsidiaries has any material debt, liability or obligation of any kind, whether accrued, absolute, contingent or otherwise, except (a) those reflected on the

Health Express Financial Statements, including the notes thereto, and (b) liabilities incurred in the ordinary course of business since March 27, 2005, none of which have had or will have a material adverse affect on the financial condition of Health Express and its subsidiaries taken as a whole.

            4.6. Contingencies. Except as disclosed on Schedule 4.6, there are no actions, suits, claims or proceedings pending or, to the knowledge of Health Express's management, threatened against, by or affecting Health Express or any of its subsidiaries in any court or before any arbitrator or governmental agency which could have a material adverse effect on Health Express or its subsidiaries or which could materially and adversely affect the right or ability of Health Express to consummate the transactions contemplated hereby. To the knowledge of Health Express, there is no valid basis upon which any such action, suit, claim or proceeding may be commenced or asserted against Health Express or its subsidiaries. There are no unsatisfied judgments against Health Express and no consent decrees or similar agreements to which Health Express or its subsidiaries is subject and which could have a material adverse effect on Health Express or its subsidiaries or which could materially and adversely affect the right or ability of Health Express to consummate the transactions contemplated hereby.

            4.7. Full Disclosure. No representation or warranty of Health Express contained in this Agreement, and none of the statements or information concerning Health Express contained in this Agreement and the Schedules, contains or will contain as of the date hereof and as of the Closing Date any untrue statement of a material fact nor will such representations, warranties, covenants or statements taken as a whole omit a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

5. CONDUCT OF BUSINESS OF THE COMPANY PENDING CLOSING.

      The Company and the Shareholders covenant and agree that between the date hereof and the Closing Date:

            5.1. Business in the Ordinary Course. The business of the Company shall be conducted only in the ordinary course, and consistent with past practice. Without limiting the generality of the foregoing:

                  (a) the Company shall not enter into any contract, agreement or other arrangement which would constitute a Material Contract, except for contracts to sell or supply goods or services to customers in the ordinary course of business at prices and on terms substantially consistent with the prior operating practices of the Company;

                  (b) except for sales of personal property in the ordinary course of its business, the Company shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of the Company or any interest therein;

                  (c) the Company shall not acquire any material assets, except expenditures made in the ordinary course of business as reasonably necessary to enable the Company to conduct its normal business operations and to maintain its normal inventory of goods and materials, at prices and on terms substantially consistent with current market conditions and prior operating practices;

                  (d) the books, records and accounts of the Company shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

                  (e) the Company shall use its best efforts to preserve its business organization, to preserve the good will of its suppliers, customers and others having business relations with the Company, and to retain the services of key employees and agents of the Company after the Closing Date on terms acceptable to Health Express;

                  (f) except as they may terminate in accordance with the terms of this Agreement, the Company shall keep in full force and effect, and not cause a default of any of its obligations under, each of its contracts and commitments;

                  (g) the Company shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                  (h) the Company shall not create, incur or assume any liability or indebtedness, except in the ordinary course of business consistent with past practices;

                  (i) the Company shall not make or commit to make any capital expenditures in excess of one thousand dollars ($1,000) in the aggregate;

                  (j) the Company shall not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of the Shareholder or any Related Party; and

                  (k) neither the Company nor the Shareholders shall take or omit to take any action which would render any of the Shareholders' representations or warranties untrue or misleading, or which would be a breach of any of the Shareholders' covenants.

            5.2. No Material Changes. The Company shall not, without the prior written consent of Health Express which consent shall not be unreasonably withheld, materially alter its organization, capitalization, or financial structure, practices or operations. Without limiting the generality of the foregoing:

                  (a) no change shall be made in the Articles of Incorporation or Bylaws of the Company;

                  (b) no change shall be made in the authorized or issued capital stock of the Company;

                  (c) the Company shall not issue or grant any right or option to purchase or otherwise acquire any of its capital stock or other securities;

                  (d) no dividend or other distribution or payment shall be declared or made with respect to any of the capital stock of the Company; and

                  (e) no change shall be made affecting the banking arrangements of the Company.

            5.3. Notification. Each party to this Agreement shall promptly notify the other parties in writing of the occurrence, or threatened occurrence, of any event that would constitute a breach or violation of this Agreement by any party or that would cause any representation or warranty made by the notifying party in this Agreement to be false or misleading in any respect. The Shareholders will promptly notify Health Express of any event of which the Shareholders obtain knowledge which could have a material adverse effect on the business, assets, financial condition or prospects of the Company. The Shareholders shall have the right to update the Schedules to this Agreement immediately prior to Closing; provided, if such update discloses any breach of a representation, warranty, covenant or obligation of the Shareholders and/or the Company, Health Express shall have the right to then exercise its available rights and remedies hereunder.

6. CONDITIONS TO OBLIGATIONS OF ALL PARTIES.

      The obligation of the Company, the Shareholders and Health Express to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or before the Closing, of each of the following conditions; any or all of which may be waived in whole or in part by the joint agreement of Health Express, the Company and the Shareholders:

            6.1. Absence of Actions. No action or proceeding shall have been brought or threatened before any court or administrative agency to prevent the consummation or to seek damages in a material amount by reason of the transactions contemplated hereby, and no governmental authority shall have asserted that the within transactions (or any other pending transaction involving Health Express, any of its subsidiaries, the Shareholders or the Company when considered in light of the effect of the within transactions) shall constitute a violation of law or give rise to material liability on the part of the Shareholders, the Company or Health Express or its subsidiaries.

            6.2. Consents. The parties shall have received from any suppliers, lessors, lenders, lien holders or governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement, or any part hereof, such consents, authorizations and approvals as are necessary for the consummation hereof, including, without limitation, the consents listed on
Schedule 6.2.

7. CONDITIONS TO OBLIGATIONS OF HEALTH EXPRESS.

      All obligations of Health Express to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Health Express:

            7.1. Representations and Warranties. The representations and warranties contained in Section 3 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of the Shareholders in connection with the transactions contemplated by this Agreement shall be true, correct and complete in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true, correct and complete at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

            7.2. Compliance with Agreements and Conditions. The Shareholders and the Company shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by them and/or by the Company prior to or on the Closing Date.

            7.3. Absence of Material Adverse Changes. No material adverse change in the business, assets, financial condition, or prospects of the Company shall have occurred, no substantial part of the assets of the Company not substantially covered by insurance shall have been destroyed due to fire or other casualty, and no event shall have occurred which has had or will have a material adverse effect on the business, assets, financial condition or prospects of the Company.

            7.4. Certificate of the Shareholders. The Shareholders shall have executed and delivered, or caused to be executed and delivered, to Health Express one or more certificates, dated the Closing Date, certifying in such detail as Health Express may reasonably request to the fulfillment and satisfaction of the conditions specified in Sections 7.1 through 7.3 above.

8. CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS.

      All of the obligations of the Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment and satisfaction of each and every of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Shareholders:

            8.1. Business in the Ordinary Course. Without limiting the generality of the foregoing:

                  (a) Health Express shall not enter into any contract, agreement or other arrangement which would constitute a Material Contract;

                  (b) Health Express shall not sell, assign, transfer, mortgage, convey, encumber or otherwise dispose of, or cause the sale, assignment, transfer, mortgage, conveyance, encumbrance or other disposition of any of the assets or properties of Health Express or any interest therein;

                  (c) Health Express shall not acquire or dispose of any material asset in excess of one thousand dollars ($1,000) individually;

                  (d) the books, records and accounts of Health Express shall be maintained in the usual, regular and ordinary course of business on a basis consistent with prior practices and in accordance with GAAP;

                  (e) except as they may terminate in accordance with the terms of this Agreement, Health Express shall keep in full force and effect, and not cause a default of any of its obligations under, each of its contracts and commitments;

                  (f) Health Express shall duly comply in all material respects with all laws applicable to it and to the conduct of its business;

                  (g) Health Express shall not create, incur or assume any liability or indebtedness; and

                  (h) Health Express shall inform the Company of any action taken which would have a material impact on the Share Exchange transaction.

            8.2. Representations and Warranties. The representations and warranties contained in Section 4 of this Agreement and in any certificate, instrument, schedule, agreement or other writing delivered by or on behalf of Health Express in connection with the transactions contemplated by this Agreement shall be true and correct in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects) when made and shall be deemed to be made again at and as of the Closing Date and shall be true at and as of such time in all material respects (except for representations and warranties which are by their terms qualified by materiality, which shall be true, correct and complete in all respects).

            8.3. Compensation. No increase shall be made in the compensation or employee benefits payable or to become payable to any director, officer, employee or agent of Health Express, and no bonus or profit-sharing payment or other arrangement (whether current or deferred) shall be made to or with any such director, officer, employee or agent, except in the ordinary course of business and consistent with prior practices. Total payments to any director, officer, employee or agent of Health Express, including health insurance coverage for Doug Baker and Marco D'Alonzo, shall not exceed $10,000.

            8.4. Compliance with Agreements and Conditions. Health Express shall have performed and complied with all material agreements and conditions required by this Agreement to be performed or complied with by Health Express prior to or on the Closing Date.

            8.5. Absence of Material Adverse Changes. No material adverse change in the assets or financial condition, of Health Express and its subsidiaries, taken as a whole, shall have occurred and no event shall have occurred which has had, or will have a material adverse effect on the assets or financial condition of Health Express and its subsidiaries, taken as a whole.

            8.6. Certification of Form 10-KSB. The current management of Health Express shall have certified Form 10-KSB for the fiscal year ended December 26,

2004 and Form 10-QSB for the period ended March 27, 2005 prior to the filing of such form with the Securities and Exchange Commission.

            8.7. Management Voting. The current management of Health Express shall have voted all of the shares owned by them in favor of the transactions contemplated hereby and an increase in the authorized common stock.

            8.8. Board Approval. This Agreement and the transactions contemplated hereby shall have been approved by Health Express's Board of Directors.

            8.9. Certificate of Health Express. Health Express shall have delivered to the Shareholders a certificate, executed by an executive officer and dated the Closing Date, certifying to the fulfillment and satisfaction of the conditions specified in Sections 8.1 through 8.3 above.

            8.10 Special Board Meeting. Health Express shall cause a special meeting of the Board of Directors, currently consisting of Messrs. Douglas Baker and Marco D'Alonzo, to be held on or shortly after the Closing Date. At such meeting, Tim Connolly and a nominee designated by the Company shall be appointed as new directors of Health Express, and all resignations of officers tendered on the meeting shall be accepted. Messrs. Baker and D'Alonzo shall also submit their resignations as directors of Health Express which shall become effective upon the effectiveness of Schedule 14F-1.

            8.11 Schedule 14F-1 Filing. Upon the consummation of this Agreement, Health Express shall file with the SEC an Information Statement on Schedule 14F-1 (the "Schedule 14F-1") or such other documents as may be required, disclosing the anticipated resignation of Messrs. Baker and D'Alonzo in a form that will satisfy the requirements of law. The parties agree to cooperate in the preparation and filing of such report or any other filings to be filed with the SEC.

9. INDEMNITY.

            9.1. Indemnification by Shareholders. Subject to Section 9.5, the Shareholders (hereinafter, collectively, called the "Shareholder Indemnitors") shall jointly and severally defend, indemnify and hold harmless Health Express and its direct and indirect subsidiaries (including the Company after Closing) and affiliates, their officers, directors, employees and agents (hereinafter, collectively, called "Health Express Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Health Express Losses"), suffered or incurred by any Health Express Indemnitee by reason of, or arising out of:

                  (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any agreement of the Shareholders contained in this Agreement or in any certificate, schedule, instrument or document delivered to Health Express by or on behalf of the Shareholders or the Company pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

                  (b) any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, (i) existing as of the date of the Balance Sheet, and required to be shown therein in accordance with applicable GAAP, to the extent not reflected or reserved against in full in the Balance Sheet; or (ii) arising or occurring between March 27, 2005 and the Closing Date, except for liabilities arising in the ordinary course of business, none of which shall have a material adverse effect on the Company.

            9.2. Indemnification by Health Express. Subject to Section 9.5, Health Express (hereinafter called the "Health Express Indemnitor") shall jointly and severally defend, indemnify and hold harmless the Shareholders (hereinafter called "Shareholder Indemnitees") against and in respect of any and all loss, damage, liability, fine, penalty, cost and expense, including reasonable attorneys' fees and amounts paid in settlement (collectively, "Shareholder Losses"), suffered or incurred by any Shareholder Indemnitees by reason of, or arising out of:

                  (a) any misrepresentation, breach of warranty or breach or non-fulfillment of any material agreement of Health Express contained in this Agreement or in any other certificate, schedule, instrument or document delivered to the Shareholders by or on behalf of Health Express pursuant to the provisions of this Agreement (without regard to materiality thresholds contained therein); and

                  (b) any liabilities of the Company of any nature whatsoever (including tax liability, penalties and interest), whether accrued, absolute, contingent or otherwise, arising from Health Express's ownership or operation of the Company after Closing, but only so long as such liability is not the result of an act or omission of the Company or any Shareholder occurring prior to the Closing. Health Express Losses and Shareholder Losses are sometimes collectively referred to as "Indemnifiable Losses."

            9.3. Defense of Claims.

                  (a) Each party seeking indemnification hereunder (an "Indemnitee"): (i) shall provide the other party or parties (the "Indemnitor") written notice of any claim or action by a third party arising after the Closing Date for which an Indemnitor may be liable under the terms of this Agreement, within ten (10) days after such claim or action arises and is known to Indemnitee, and (ii) shall give the Indemnitor a reasonable opportunity to participate in any proceedings and to settle or defend any such claim or action. The expenses of all proceedings, contests or lawsuits with respect to such claims or actions shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of such claim or action, the Indemnitor shall give written notice to the Indemnitee within ten (10) days after notice from the Indemnitee of such claim or action, and the Indemnitor shall thereafter assume the defense of any such claim or liability, through counsel reasonably satisfactory to the Indemnitee, provided that Indemnitee may participate in such defense at their own expense, and the Indemnitor shall, in any event, have the right to control the defense of the claim or action.

                  (b) If the Indemnitor shall not assume the defense of, or if after so assuming it shall fail to defend, any such claim or action, the Indemnitee may defend against any such claim or action in such manner as they may deem appropriate and the Indemnitees may settle such claim or litigation on such terms as they may deem appropriate but subject to the Indemnitor's approval, such approval not to be unreasonably withheld; provided, however, that any such settlement shall be deemed approved by the Indemnitor if the Indemnitor fails to object thereto, by written notice to the Indemnitee, within fifteen
(15) days after the Indemnitor's receipt of a written summary of such settlement. The Indemnitor shall promptly reimburse the Indemnitee for the amount of all expenses, legal and otherwise, incurred by the Indemnitee in connection with the defense and settlement of such claim or action.

                  (c) If a non-appealable judgment is rendered against any Indemnitee in any action covered by the indemnification hereunder, or any lien attaches to any of the assets of any of the Indemnitee, the Indemnitor shall immediately upon such entry or attachment pay such judgment in full or discharge such lien unless, at the expense and direction of the Indemnitor, an appeal is taken under which the execution of the judgment or satisfaction of the lien is stayed. If and when a final judgment is rendered in any such action, the Indemnitor shall forthwith pay such judgment or discharge such lien before any Indemnitee is compelled to do so.

            9.4. Waiver. The failure of any Indemnitee to give any notice or to take any action hereunder shall not be deemed a waiver of any of the rights of such Indemnitee hereunder, except to the extent that Indemnitor is actually prejudiced by such failure.

            9.5. Limitations on Indemnification. Notwithstanding anything to the contrary contained in this Agreement:

            9.5.1. Time Limitation. No party shall be responsible hereunder for any Indemnifiable Loss unless the Indemnitee shall have provided such party with written notice containing a reasonable description of the claim, action or circumstances giving rise to such Indemnifiable Loss within three (3) years after the Closing Date (the "Indemnity Notice Period"); provided, however, that:

                  (a) with respect to any Indemnifiable Loss resulting or arising from any breach of a representation or warranty of the Shareholders relating to taxes, or any tax liability of the Company arising or relating to periods prior to the Closing Date, the Indemnity Notice Period shall extend for the full duration of the statute of limitations; and

                  (b) there shall be no limit on the Indemnity Notice Period for indemnity claims: (i) against the Shareholders for Indemnifiable Losses arising or resulting from a breach of a representation or warranty relating to Environmental Laws, or any liability which relates to the handling or disposal of Wastes or the failure to comply with any Environmental Law; and (ii) against any party based on fraud or intentional breach or misrepresentation.

            9.5.2. Caps on Losses. The aggregate liability of the Shareholders after the Closing for Health Express Losses shall not exceed an amount equal to the Exchange Consideration paid to the Shareholders. The aggregate liability of Health Express after the Closing for Shareholder Losses shall not exceed the Exchange Consideration paid to the Shareholders.

            9.5.3. Basket. No party shall have any liability hereunder for Indemnifiable Losses after the Closing, with respect to a breach of the representations and warranties contained herein, until the aggregate of all Indemnifiable Losses for which the Shareholder or Health Express as applicable, are responsible under this Agreement exceeds Ten Thousand ($10,000) Dollars (the "Basket"); provided that once such Basket is exceeded for the Shareholders or Health Express as applicable, the responsible party or parties shall be responsible for all Indemnifiable Losses, from the first dollar as if such Basket never existed; and further provided that this Section 9.5.3 shall not limit in any respect indemnity claims: (a) based upon fraud or intentional breach or intentional misrepresentation; (b) arising from a breach by the Health Express Indemnitor of any covenant contained in this Agreement; (c) arising from a breach by the Shareholders of any representation or warranty contained in
Section 3.2 hereof; or (d) related to any tax or tax liability of the Company for periods prior to the Closing Date.

10. TERMINATION.

            10.1. Termination. This Agreement may be terminated at any time on or prior to the Closing:

                  (a) By mutual consent of Health Express and the Shareholders;
or

                  (b) At the election of Health Express if: (i) any Shareholder has breached or failed to perform or comply with any of his representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 or 7 is not satisfied as and when required by this Agreement; or (iii) the Closing has not been consummated by August 19, 2005; or

                  (c) At the election of the Shareholders if: (i) Health Express has breached or failed to perform or comply with any of its representations, warranties, covenants or obligations under this Agreement; or (ii) any of the conditions precedent set forth in Section 6 or 8 is not satisfied as and when required by this Agreement.

            10.2. Manner and Effect of Termination. Written notice of any termination ("Termination Notice") pursuant to this Section 10 shall be given by the party electing termination of this Agreement ("Terminating Party") to the other party or parties (collectively, the "Terminated Party"), and such notice shall state the reason for termination. The party or parties receiving Termination Notice shall have a period of ten (10) days after receipt of Termination Notice to cure the matters giving rise to such termination to the reasonable satisfaction of the Terminating Party. If the matters giving rise to termination are not cured as required hereby, this Agreement shall be terminated effective as of the close of business on the tenth (10th) day following the Terminated Party's receipt of Termination Notice. Upon termination of this Agreement prior to the consummation of the Closing and in accordance with the terms hereof, this Agreement shall become void and of no effect, and none of the parties shall have any liability to the others, except that nothing contained herein shall relieve any party from: (a) its obligations under Sections 2.2 and

2.3; or (b) liability for its intentional breach of any representation, warranty or covenant contained herein, or its intentional failure to comply with the terms and conditions of this Agreement or to perform its obligations hereunder.

11. MISCELLANEOUS.

            11.1. Notices.

                  (a) All notices, requests, demands, or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered in person, or upon the expiration of four (4) days after the date sent, if sent by federal express (or similar overnight courier service) to the parties at the following addresses:

            (i)   If to Health Express:   Health Express Enterprises, Inc.
                                          1761 West Hillsboro Blvd., Suite 203
                                          Deerfield Beach, Florida 33442
                                          Attn:    Douglas Baker

                  with a copy to:         Kirkpatrick & Lockhart Nicholson
                                          Graham, LLP
                                          201 South Biscayne Blvd.
                                          Suite 2000, Miami Center
                                          Miami, Florida 33131
                                          Attn:    Clayton E. Parker, Esq.

            (ii)  If to a Shareholder:    The name and address as listed on the
                                          Exhibit A attached hereto.

                  (b) Notices may also be given in any other manner permitted by law, effective upon actual receipt. Any party may change the address to which notices, requests, demands or other communications to such party shall be delivered or mailed by giving notice thereof to the other parties hereto in the manner provided herein.

            11.2. Survival. Except as provided in the next sentence, the representations, warranties, agreements and indemnifications of the parties contained in this Agreement or in any writing delivered pursuant to the provisions of this Agreement shall survive any investigation heretofore or hereafter made by the parties and the consummation of the transactions contemplated herein and shall continue in full force and effect after the Closing, subject to the limitations of Section 9.5. The representations, warranties and agreements of the Company contained in this Agreement shall not survive the Closing.

            11.3. Counterparts; Interpretation. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same instrument. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof, and this Agreement contains the sole and entire agreement among the parties with respect to the matters covered hereby. All Schedules hereto shall be deemed a part of this Agreement. This Agreement shall not be altered or amended except by an instrument in writing signed by or on behalf of all of the parties hereto. No ambiguity in any provision hereof shall be construed against a party by reason of the fact it was drafted by such party or its counsel. For purposes of this Agreement: "herein", "hereby", "hereunder", "herewith", "hereafter" and "hereinafter" refer to this Agreement in its entirety, and not to any particular section or paragraph. References to "including" means including without limiting the generality of any description preceding such term. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the parties hereto any rights or remedies under or by reason of this Agreement.

                  11.4. Governing Law. The validity and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Florida, without regard to principles of conflicts of laws thereof. Any dispute, controversy or question of interpretation arising under, out of, in connection with or in relation to this Agreement or any amendments hereof, or any breach or default hereunder, shall be litigated in the state or federal courts in Broward County, Florida, U.S.A. Each of the parties hereby irrevocably submits to the jurisdiction of any state or federal court sitting in Broward County, Florida. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of any such action in Broward County, Florida.

                  11.5. Successors and Assigns; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, and successors; provided, however, that no Shareholder may assign this Agreement or any rights hereunder, in whole or in part.

                  11.6. Partial Invalidity and Severability. All rights and restrictions contained herein may be exercised and shall be applicable and binding only to the extent that they do not violate any applicable laws and are intended to be limited to the extent necessary to render this Agreement legal, valid and enforceable. If any terms of this Agreement not essential to the commercial purpose of this Agreement shall be held to be illegal, invalid or unenforceable by a court of competent jurisdiction, it is the intention of the parties that the remaining terms hereof shall constitute their agreement with respect to the subject matter hereof and all such remaining terms shall remain in full force and effect. To the extent legally permissible, any illegal, invalid or unenforceable provision of this Agreement shall be replaced by a valid provision which will implement the commercial purpose of the illegal, invalid or unenforceable provision.

                  11.7. Waiver. Any term or condition of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, but only if such waiver is evidenced by a writing signed by such party. No failure on the part of a party hereto to exercise, and no delay in exercising, any right, power or remedy created hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or remedy by any such party preclude any other future exercise thereof or the exercise of any other right, power or remedy. No waiver by any party hereto to any breach of or default in any term or condition of this Agreement shall constitute a waiver of or assent to any succeeding breach of or default in the same or any other term or condition hereof.

                  11.8. Headings. The headings as to contents of particular paragraphs of this Agreement are inserted for convenience only and shall not be construed as a part of this Agreement or as a limitation on the scope of any terms or provisions of this Agreement.

                  11.9. Expenses. Except as otherwise expressly provided herein, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Health Express or the Shareholders as each party incurs such expenses, and none of such expenses shall be charged to or paid by the Company.

                  11.10. Finder's Fees. Health Express represents to the Shareholders that no broker, agent, finder or other party has been retained by it in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Health Express to be paid for or on account of the transactions contemplated hereby. The Shareholders represent to Health Express that no broker, agent, finder or other party has been retained by Shareholders or the Company in connection with the transactions contemplated hereby and that no other fee or commission has been agreed by the Shareholders or the Company to be paid for or on account of the transactions contemplated hereby.

                  11.11. Gender. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

                  11.12. Acceptance by Fax. This Agreement shall be accepted, effective and binding, for all purposes, when the parties shall have signed and transmitted to each other, by telecopier or otherwise, copies of the signature pages hereto.

                  11.13. Attorneys Fees. In the event of any litigation arising under the terms of this Agreement, the prevailing party or parties shall be entitled to recover its or their reasonable attorneys fees and court costs from the other party or parties.

                  11.14. Opportunity to Hire counsel; Role of Kirkpatrick & Lockhart Nicholson Graham LLP. The Shareholders acknowledge that they have been advised and have been given an opportunity to hire counsel with respect to this Agreement and the transactions contemplated hereby. The Shareholders further acknowledge that the law firm of Kirkpatrick & Lockhart Nicholson Graham LLP did not provide them any legal advice, including any tax advice with respect to the transactions contemplated by this Agreement. The Shareholders further acknowledge that the law firm of Kirkpatrick & Lockhart Nicholson Graham LLP has solely represented Health Express in connection with this Agreement and the transactions contemplated hereby and no other person.

                  11.15. Time is of the Essence. It is understood and agreed among the parties hereto that time is of the essence in this Agreement and this applies to all terms and conditions contained herein.

                  11.16. NO JURY TRIAL. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES' ACCEPTANCE OF THIS AGREEMENT.

                [REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties have executed this Agreement to be duly executed by their duly authorized officers as of the day and year first above written.


                                        HEALTH EXPRESS USA, INC.


                                        By: /s/ Douglas Baker
                                            ---------------------------------
                                        Name:    Douglas Baker
                                        Title:   Chief Executive Officer




                                        SHAREHOLDERS:

                                        CORPORATE STRATEGIES, INC.


                                        By: /s/ Tim Connolly
                                            ---------------------------------
                                        Name:  Tim Connolly
                                        Title: Chief Executive Officer




                                        THE COMPANY:

                                        CSI BUSINESS FINANCE, INC.


                                        By: /s/ Tim Connolly
                                            ---------------------------------
                                        Name:    Tim Connolly
                                        Title:   Chief Executive Officer